EXHIBIT 99.1

OrthoLogic Announces Third Quarter 2007 Financial Results

TEMPE, Ariz., Nov. 5, 2007 (PRIME NEWSWIRE) -- OrthoLogic Corp. (Nasdaq:OLGC) today announced financial results for the third quarter 2007.

OrthoLogic reported a net loss of $2.4 million, or $0.06 per share, for the third quarter 2007, compared to a net loss of $5.8 million or $0.14 per share for the third quarter 2006. For the nine months ended September 30, 2007 the net loss was $7.7 million, or $0.18 per share, versus a net loss of $28.8 million, or $0.71 per share, for the nine months ended September 30, 2006.

The $21.1 million decrease in the net loss in the nine months ended September 30, 2007 compared to the same period in 2006, results primarily from $8.5 million purchased in-process research and development costs in 2006, a decrease of $1.7 million in non-cash stock compensation expense, reduced costs in 2007 reflecting management changes and staff reductions which occurred in the first half of 2006, a decline in clinical costs related to our fracture repair Phase 3 and Phase 2b clinical trials, which were substantially completed as of December 31, 2006, a Chrysalin product platform patent impairment loss of $2.1 million recorded in 2006, and the recognition in 2006 of income tax expense related to the recording of a valuation allowance of $1.1 million for a deferred tax asset related to a Alternative Minimum Tax credit carryover.

The Company began the third quarter 2007 with $64.3 million in cash and investments and ended the quarter with $62.6 million in cash and investments.

Conference Call Information

Management will host a conference call and webcast on Tuesday, November 6, 2007 at 6:30 am MST (8:30 am EST). The call may be accessed at 888-204-6674 (domestic), 913-981-5520 (international), or by logging onto the Investors section of the Company's website, http://investor.orthologic.com/.

A replay will be available beginning November 6, 2007, at 8:00 PM EDT until midnight November 9, 2007, and may be accessed at 888-203-1112 (domestic) or 719-457-0820 (international), with access code 6558554.

About OrthoLogic

OrthoLogic is a biotechnology company committed to developing a pipeline of novel therapeutic peptides and other molecules aimed at helping patients with under-served medical conditions. The Company is focused on the development and commercialization of two product platforms: Chrysalin(r) (TP508) and AZX100.

Chrysalin, the Company's novel synthetic 23-amino acid peptide, is being studied in several indications including fracture repair, diabetic foot ulcer healing and other disorders that may involve vascular endothelial dysfunction. The Company owns exclusive worldwide rights to Chrysalin.

AZX100 is a novel synthetic pre-clinical 24-amino acid peptide, one of a new class of compounds in the field of smooth muscle relaxation and fibrosis. AZX100 is currently being evaluated for commercially significant medical applications such as the treatment of pulmonary disease, the prevention of hypertrophic and keloid scarring and intimal hyperplasia. OrthoLogic has an exclusive worldwide license to AZX100.

OrthoLogic's corporate headquarters are in Tempe, Arizona. For more information, please visit the Company's Web site: www.orthologic.com.

Statements in this press release or otherwise attributable to OrthoLogic regarding our business that are not historical facts are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which include the timing and acceptability of FDA filings and the efficacy and marketability of potential products, involve risks and uncertainties that could cause actual results to differ materially from predicted results. These risks include: delays in obtaining or inability to obtain FDA, institutional review board or other regulatory approvals of pre-clinical or clinical testing; unfavorable outcomes in our pre-clinical and clinical testing; the development by others of competing technologies and therapeutics that may have greater efficacy or lower cost; delays in obtaining or inability to obtain FDA or other necessary regulatory approval of our products; our inability to successfully and cost effectively develop or outsource manufacturing and marketing of any products we are able to bring to market; changes in FDA or other regulations that affect our ability to obtain regulatory approval of our products, increase our manufacturing costs or limit our ability to market our products; our possible need for additional capital in the future to fund the continued development of our product candidates; and other factors discussed in our Form 10-K for the fiscal year ended December 31, 2006, and other documents we file with the Securities and Exchange Commission.

Editors' Note: This press release is also available under the Investors section of the Company's Web site at: www.orthologic.com.

                                ORTHOLOGIC CORP.
                          (A Development Stage Company)
                             CONDENSED BALANCE SHEETS
                (in thousands, except share and per share data)

                                           September 30, December 31,
                                               2007          2006
                                           ---------------------------

 ASSETS

 Current assets
  Cash and cash equivalents                $  18,183      $  18,047
  Short-term investments                      17,157         35,977
  Prepaids and other current assets              903          1,950
                                           ---------------------------

   Total current assets                       36,243         55,974

 Furniture and equipment, net                    360            409
 Long-term investments                        27,301         16,206
                                           ---------------------------

   Total assets                            $  63,904      $  72,589
                                           ==========================

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Current liabilities

  Accounts payable                         $     608      $   1,621
  Accrued compensation                           568            584
  Accrued clinical                                10            133
  Accrued severance and other restructuring
   costs                                         166            366
  Other accrued liabilities                      490            737
                                           ---------------------------
   Total current liabilities                   1,842          3,441

 Stockholders' Equity

 Common Stock  $.0005 par value;                  21             21
  100,000,000 shares authorized; 41,670,650
  and 41,564,291 shares issued and
  outstanding
 Additional paid-in capital                  188,828        188,236
 Accumulated deficit                        (126,787)      (119,109)
                                           ---------------------------
   Total stockholders' equity                 62,062         69,148
                                           ---------------------------

   Total liabilities and stockholders'
    equity                                 $  63,904      $  72,589
                                           ===========================

                                OrthoLogic Corp.
                         (A Development Stage Company)
                      CONDENSED STATEMENTS OF OPERATIONS
                     (in thousands, except per share data)
                                 (Unaudited)

                                                              As a
                                                          Development
                         Three months         Nine months    Stage
                            ended                ended       Company
                         September 30,       September 30, 8/5/2004 -
                        2007      2006      2007      2006  9/30/2007
                     ------------------------------------------------

 OPERATING EXPENSES
  General and
   administrative    $    889  $  1,414  $  2,797  $  5,567  $ 16,143
  Research and
   development          2,369     5,651     7,439    16,575    60,624
  Purchased in-
   process research
   and development         --         2        --     8,471    34,311

  Other gains              --        --        --        --      (375)
                     ------------------------------------------------
   Total operating
    expenses            3,258     7,067    10,236    30,613   110,703

  Interest and other
   income, net           (833)   (1,250)   (2,558)   (2,879)   (9,832)
                     ------------------------------------------------
   Loss from
    continuing
    operations before
    taxes               2,425     5,817     7,678    27,734   100,871

  Income tax expense       --        --        --     1,106       356
                     ------------------------------------------------

   Loss from
    continuing
    operations          2,425     5,817     7,678    28,840   101,227
 Discontinued
  operations - net
  gain on sale of the
  bone device
  business, net of
  taxes ($267)             --        --        --        --    (2,202)
                     ------------------------------------------------
 NET LOSS            $  2,425  $  5,817  $  7,678  $ 28,840  $ 99,025
                     ================================================
 Per Share
  Information:
  Net loss, basic
   and diluted       $   0.06  $   0.14  $   0.18  $   0.71
                     ======================================
 Basic and diluted
  shares outstanding   41,671    41,545    41,634    40,496
                     ======================================

CONTACT:  OrthoLogic Corp.
          Karen Struck, Investor Relations
          (602) 286-5250
          kstruck@olgc.com